Exhibit 99.1
SELECT, INC.
FINANCIAL STATEMENTS
and
INDEPENDENT AUDITORS’ REPORT
June 29, 2007

T A B L E O F C O N T E N T S

Page
INDEPENDENT AUDITORS’ REPORT	1

FINANCIAL STATEMENTS

Balance Sheet	2

Statement of Income	3

Statement of Changes in Stockholders’ Equity	4

Statement of Cash Flows	5

Notes to Financial Statements	6-15

INDEPENDENT AUDITORS’ REPORT
To the Board of Directors and Stockholders
Select, Inc.
Canton, Massachusetts
We have audited the accompanying balance sheet of Select, Inc. (a Massachusetts C corporation) as of June 29, 2007, and the related statement of income, changes in stockholders’ equity and cash flows for the fiscal year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the June 29, 2007 financial statements referred to above present fairly, in all material respects, the financial position of Select, Inc. as of June 29, 2007 and the results of its operations and its cash flows for the fiscal year then ended in conformity with accounting principles generally accepted in the United States of America.
     /s/ Rucci, Bardaro & Barrett, PC
     Certified Public Accountants
August 30, 2007

Select, Inc.
BALANCE SHEET
June 29, 2007

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$2,767,525
Accounts receivable (net of allowance of $20,000)	5,305,076
Inventory	364,182
Other current assets	311,157

Total current assets	8,747,940

EQUIPMENT AND IMPROVEMENTS, net	367,277

OTHER ASSETS
Deposits	10,353

TOTAL ASSETS	$9,125,570

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$5,716,860
Accrued payroll and benefits	797,200
Accrued expenses — other	338,342
Accrued income taxes	69,492
Deferred tax liability	24,000
Deferred revenue	218,713

Total current liabilities	7,164,607

STOCKHOLDERS’ EQUITY
Common stock (150,000 shares authorized; 109,750 shares issued and outstanding)	764,566
Retained earnings	1,196,397

Total stockholders’ equity	1,960,963

TOTAL LIABILITIES and STOCKHOLDERS’ EQUITY	$9,125,570

The accompanying notes are an integral part of the financial statements.

Select, Inc.
STATEMENT OF INCOME
For the fiscal year ended June 29, 2007

NET REVENUE	$46,441,968

COST OF REVENUE	40,862,664

GROSS MARGIN	5,579,304

SELLING, GENERAL and ADMINISTRATIVE EXPENSES	5,148,219

INCOME FROM OPERATIONS	431,085

OTHER INCOME (EXPENSE)
Interest expense	(5,711)
Interest and other income	133,590

Total other income	127,879

NET INCOME BEFORE TAXES	558,964

INCOME TAX EXPENSE
Current tax:
Federal income tax	66,470
State income tax	7,495

Deferred tax:
Federal income tax	18,000
State income tax	6,000

Total income tax expense	97,965

NET INCOME	$460,999

The accompanying notes are an integral part of the financial statements.

Select, Inc.
STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
For the fiscal year ended June 29, 2007

	Common Stock		Retained
	Shares	Amount	Earnings
Balance, June 30, 2006	109,750	$764,566	$735,398

Net income	—	—	460,999

Balance, June 29, 2007	109,750	$764,566	$1,196,397

The accompanying notes are an integral part of the financial statements.

Select, Inc.
STATEMENT OF CASH FLOWS
For the fiscal year ended June 29, 2007

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$460,999
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	155,066
Net change in accounts receivable, prepaids and current assets, payables, accruals and other current liabilities	432,716

NET CASH PROVIDED BY OPERATING ACTIVITIES	1,048,781

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment and improvements	(315,306)
Security deposits collected	34,341

NET CASH USED BY INVESTING ACTIVITIES	(280,965)

NET INCREASE IN CASH	767,816

CASH, beginning of year	1,999,709

CASH, end of year	$2,767,525

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
State income tax	$5,918

Interest	$5,556

The accompanying notes are an integral part of the financial statements.

Select, Inc.
NOTES TO FINANCIAL STATEMENTS
For the fiscal year ended June 29, 2007
NOTE A — NATURE OF BUSINESS
Select, Inc. (the “Company”) is a value-added reseller of networking and computer products and related services focusing on the sophisticated end-user. StrategIT, a division of the Company, provides end-to-end infrastructure services including: assessment, planning, design, testing, implementation, monitoring and maintenance.
NOTE B — SIGNIFICANT ACCOUNTING POLICIES
1.	Basis of Accounting and Presentation

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America. As customary to many resellers of networking and computer products businesses, the Company has elected to use a fifty-two, fifty-three week accounting period for financial statements and income tax return purposes. The year end adopted by the Company is the last Friday of June. Accordingly, fiscal year ended June 29, 2007 consisted of fifty-two weeks.

2.	Revenue Recognition

Revenue from products are recognized upon shipment. Customer deposits represent cash received in advance of product shipment.

Revenue from service agreements are recognized ratably over the lives of such service agreements. Cash received for service contracts in advance of the period earned is recorded as deferred revenue in the accompanying balance sheets.

Revenue from services performed under a time and materials arrangement is recognized when the services are performed.

3.	Cash and Cash Equivalents

Statements of cash flows are designed to show the change in cash and cash equivalents during the year. Cash equivalents are defined as short-term, highly liquid investments that are both readily convertible to cash and are so near maturity that fluctuations in interest rates lead to insignificant risk of changes in investment value.

NOTE B — SIGNIFICANT ACCOUNTING POLICIES — Continued
4.	Accounts Receivable

An allowance for doubtful accounts is maintained based on management’s assessment of collectibility of accounts receivable. Bad debt expense was $2,381 for the fiscal year ended June 29, 2007.

5.	Inventories

Inventories consist entirely of purchased goods for resale and are stated at the lower of cost (first-in, first-out) or market.

6.	Long-Lived Assets

In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” the Company reviews the carrying values of its long-lived assets for possible impairment whenever events or changes in circumstances indicate that the carrying amounts of the assets may not be recoverable. Any long-lived assets held for disposal are reported at the lower of their carrying amounts or fair values less costs to sell.

7.	Property and Equipment

Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the related assets’ estimated useful lives. Normal repair and maintenance costs are expensed as incurred.

8.	Advertising

Advertising costs are expensed as incurred. Advertising expense was $15,606 for the fiscal year ended June 29, 2007.

9.	Stock-Based Compensation

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123(R) (FAS-123R), “Share-Based Payment,” which is a revision of Financial Accounting Standards No. 123 (FAS-123), “Accounting for Stock-Based Compensation.”

FAS-123R eliminated accounting for share-based compensation transactions using the intrinsic value method prescribed in Accounting Principles Board Opinion No.25 (APB-25), “Accounting for Stock Issued to Employees” and requires instead that such transactions be accounted for using a fair-value-based method, beginning the first annual reporting period after December 15, 2005.

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NOTE B — SIGNIFICANT ACCOUNTING POLICIES — Continued

9.	Stock-Based Compensation — Continued

The Company has elected to adopt the provisions of FAS-123R effective July 1, 2006, under the modified prospective transition method, in which compensation cost was recognized beginning with the effective date; for all share-based payments granted after the effective date, and for all awards granted to employees prior to the effective date of FAS-123R that remain unvested on the effective date.
With the adoption of FAS-123R, the Company elected to amortize stock-based compensation for awards granted on or after the adoption of FAS-123R on July 1, 2006, on a straight-line basis over the requisite service period for the entire award. For awards granted prior to July 1, 2006 compensation costs are amortized in a manner consistent with Financial Accounting Standards Board Interpretation No. 28 (FIN-28), Accounting for Stock Appreciation Rights and Other Variable Stock Option or Award Plans.

The Company prior to FAS-123R accounted for stock-based awards to its employees using the intrinsic value method as prescribed by APB-25 and related interpretations. Accordingly, no compensation expense is recorded for options issued to employees in fixed amounts and with exercise prices equal to the fair market value of the Company’s common stock at the date of grant. The Company has adopted the provisions of SFAS No. 123, “Accounting for Stock-Based Compensation,” for disclosure purposes only.

Management believes the pro forma effects on the Company’s net income would not be materially different had compensation expense for the Company’s stock option plan been determined based on fair value at the grant date, consistent with the minimum value method under SFAS No. 123, “Accounting for Stock-Based Compensation.” Accordingly, no disclosure of the effect is presented.

10.	Income Taxes

The Company accounts for income taxes according to SFAS No. 109, “Accounting for Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. The difference between the financial statement and tax bases of assets and liabilities is determined annually. Deferred income tax assets and liabilities are computed for those differences that have future tax consequences using the currently enacted tax laws and rates that apply to the periods in which they are expected to affect taxable income.

Valuation allowances are established, if necessary, to reduce the deferred tax asset to the amount that will more likely than not be realized. Income tax expense is the current tax payable or refundable for the period plus or minus the net change in the deferred tax assets and liabilities.

11.	Shipping and Handling Costs

The Company includes shipping costs in cost of revenue. Shipping costs are defined as the costs to get the finished product from the Company to the buyer. Included in selling, general and administrative expenses in the accompanying statement of operations for the fiscal year ended June 29, 2007 is handling costs of approximately $110,361. Handling costs are defined as the costs to store, move, and prepare finished goods for shipment. All amounts billed to a customer in a sale transaction

NOTE B — SIGNIFICANT ACCOUNTING POLICIES — Continued
are classified as revenue.

12.	Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

Significant estimates included in the accompanying financial statements include those used in estimating the deferred tax assets. Actual results may differ from those estimates.

NOTE C — EQUIPMENT AND IMPROVEMENTS
Equipment and improvements are stated at cost and consist of the following at June 29, 2007.

	Estimated
	Useful Life
Computer equipment	3-5 years	$1,235,992
Computer software	2-3 years	707,893
Office furniture and equipment	3-7 years	303,855
Warehouse equipment	5-7 years	13,725
Leasehold improvements	Lease term	117,310

		2,378,775
Less: accumulated depreciation and amortization		2,011,498

Equipment and improvements, net		$367,277

Depreciation and amortization expense for the fiscal year ended June 29, 2007 related to equipment and improvements were $155,066.
NOTE D — AVAILABLE CREDIT
Line of Credit — bank

The Company has available borrowings under a commercial revolving line-of-credit agreement. The agreement allows the Company to borrow the lesser of $5,000,000 or 50% of eligible accounts receivable, as defined in the agreement. Borrowings under the agreement bear interest, at the Company’s discretion, at either the bank’s prime interest rate (8.25% at June 29, 2007) or the LIBOR rate plus 1.75% (7.15% at June 29, 2007). Borrowings under this agreement are collateralized by substantially all assets of the Company. Provisions of the agreement require the Company to maintain certain financial ratios and to obtain bank approval prior to payment of dividends. An unused fee of 0.125% basis points is charged by the bank on a quarterly basis. No balance was outstanding at June 29, 2007.

NOTE D — AVAILABLE CREDIT — Continued
Vendor Financing Agreement

The Company maintains a $10,000,000 inventory finance facility agreement with an affiliate of a vendor to purchase the vendor’s products. The agreement extends 60-day payment terms to the Company for such purchases. Amounts outstanding under this agreement are collateralized by inventory, receivables and cash of the Company. The balance outstanding which was included in accounts payable at June 29, 2007 was $5,253,582.
NOTE E — STOCK OPTION PLAN
The Company maintains the Select, Inc. 2001 Stock Option/Stock Issuance Plan (the “Plan”) which provides for the granting of incentive stock options, nonqualified stock options, awards, and purchase authorizations, as defined in the agreement. The Plan provides for the granting of up to 24,375 shares of common stock subject to adjustment as defined in the agreement, with 12,250 of these shares issued and exercised in the form of non-qualified stock options.
1.	Incentive Stock Options

Incentive stock options may be granted to employees only at the discretion of the Board of Directors at an exercise price equal to or greater than the fair market value of the stock on the date of grant, as defined. These incentive stock options are exercisable for a period up to ten years from the date of grant.

Incentive stock options may be granted to employees owning more than 10% of the total combined voting power of all classes of stock of the Company only at the discretion of the Board of Directors at an exercise price equal to or greater than 110% of the fair market value on the date of grant, as defined. These incentive stock options are exercisable for a period up to ten years from the date of grant.

There were no options exercised during the fiscal year ended June 29, 2007. The incentive stock options outstanding as of June 29, 2007 have a remaining contractual life of approximately four years. The options vest 100% upon completion of three years of service following the grant date.

NOTE E — STOCK OPTION PLAN — Continued
2.	Nonqualified Stock Options

Nonqualified stock options may be granted to officers, employees and other key persons at the discretion of and at an option price determined by the Board of Directors. Options granted are exercisable for a period as defined in each option agreement.

On June 6, 2007, the Company’s Board of Directors granted options to purchase 1,500 shares of common stock, respectively, at an exercise price of $2.00 per share. The options expire ten years from the grant date and vest 100% when there is a consolidation, sale of stock, share exchange, merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity. Management is not able to reasonably determine a vesting date for this contingency; therefore, no compensation has been recognized in these financial statements.

The following table summarizes stock option activity under the Plan:

			Weighted
			average
		Exercise	exercise
		price	price
	Shares	per share	per share
Outstanding, June 30, 2006	1,740	$18.00	$18.00
Granted	1,500	2.00	2.00
Cancelled or expired	—	—	—

Outstanding, June 29, 2007	3,240	$10.00	$10.00

3.	Stock Awards

Stock awards may be granted at the discretion of the Board of Directors at a price as determined by the Board of Directors. The recipient of a stock award shall execute a stock restriction agreement approved by the Board of Directors. Stock restriction agreements may differ among recipients. There were no stock awards granted for the fiscal year ended June 29, 2007.

NOTE F — RETIREMENT PLANS
The Company has a defined contribution plan covering substantially all of its permanent employees. Contributions may be made annually to the plan at the discretion of the Board of Directors. There were no discretionary contributions for the fiscal year ended June 29, 2007.

The Company also has a salary reduction plan under the provisions of Section 401(k) of the Internal Revenue Code. The plan covers substantially all employees. Under the plan, employees may contribute up to 12% of their compensation per year as a contribution to the plan, subject to limitations imposed by the Internal Revenue Service. The Company matches a percentage of employee contributions and may make additional contributions to the plan annually at the discretion of the Board of Directors. The Company’s matching contributions to the plan for the fiscal year ended June 29, 2007 was $91,449. No discretionary contributions were made during the fiscal year ended June 29, 2007.
NOTE G — INCOME TAXES
The deferred tax assets (liabilities) in the accompanying balance sheets include the following:

	Federal	State	Total
Total deferred tax asset	$26,500	$164,000	$190,500

Less valuation allowance	(26,500)	(164,000)	(190,500)

Net deferred tax asset	—	—	—

Total deferred tax (liability)	(18,000)	(6,000)	(24,000)

Net deferred tax asset (liability)	$(18,000)	$(6,000)	$(24,000)

The valuation allowance was established to reduce the deferred tax asset to the amount that will more likely than not be realized. This allowance is provided due to uncertainty as to the Company’s ability to utilize all of their net operating loss carry forwards before they expire. The decrease in the valuation allowance for the fiscal year ended June 29, 2007 was $144,000.

NOTE G — INCOME TAXES — Continued
The provision for federal and state income taxes included in the accompanying statements of income consists of the following components for the year ended June 29, 2007:

Federal:
Current	$66,470
Deferred	—

—

State:
Current	7,495
Deferred	6,000

13,495

$97,965

As of June 29, 2007, the Company has available net operating loss carry forwards for state income tax purposes of approximately $1,600,000. The net operating loss carry forward may be used to reduce future taxable income that would be subject to state income tax. The state net operating loss carry forward expire at various dates through 2009. The current provision includes tangible, intangible and minimum taxes for the various states.
NOTE H — COMMITMENTS
In August 2006, the Company’s lease with their Westwood location expired and the Company moved its base of operations to Canton, Massachusetts. Under the terms of the Canton lease, the Company occupies 9,660 rentable square feet. The term of the lease is five years expiring on August 25, 2011. The Company has the option to extend the term of the lease for an additional successive period of three years. The lease will require the Company to pay an annual base rent plus a share of real estate taxes and operating costs, as defined in the agreement. Rent expense related to the lease for the fiscal year ended June 29, 2007 was $123,384.

NOTE H — COMMITMENTS — Continued
Future minimum payments under these agreements, without regard to real estate taxes and operating costs are as follows:

2008	$101,430
2009	115,920
2010	130,410
2011	130,410
2012	130,410

$608,580

NOTE I —	CONCENTRATIONS OF CREDIT RISK, SIGNIFICANT CUSTOMERS AND VENDORS
The Company extends credit, primarily on an unsecured basis, to companies in the financial services market and to other industries primarily in New England, with a concentration in Massachusetts. Total accounts receivable outstanding as of June 29, 2007 from financial service customers was $1,219,268.

The Company has cash on deposit with a bank in excess of federally insured limits in the amount of $2,667,540 at June 29, 2007. The Company has not experienced any losses in such cash accounts and believes it is not exposed to any significant credit risk on cash.

During the fiscal year ended June 29, 2007, four customers accounted for approximately 49% of net revenue. Accounts receivable as of June 29, 2007 related to these significant customers was approximately $2,404,352.

A majority of the networking and computer products sold by the Company are supplied by two vendors. These vendors supplied approximately 82% of the products sold by the Company during the year ended June 29, 2007. One of the vendors has a UCC filing on certain inventory owned by the Company.